                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            COMPUWARE CORPORATION
- - - -------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- - - --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- - - --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - - --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- - - --------------------------------------------------------------------------------

    (5) Total fee paid:

- - - --------------------------------------------------------------------------------

    [X] Fee paid previously with preliminary materials.

- - - --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- - - --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- - - --------------------------------------------------------------------------------

    (3) Filing party:

- - - --------------------------------------------------------------------------------

    (4) Date filed:

- - - --------------------------------------------------------------------------------

COMPUWARE CORPORATION
- - - ---------------------------------------------------------------
Corporate Headquarters
31440 NORTHWESTERN HIGHWAY, FARMINGTON HILLS, MICHIGAN 48334-2564
(810) 737-7300                                                    Compuware Logo

                                                                   July 22, 1996

Dear Compuware Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Compuware Corporation to be held at 3:00 p.m., Eastern Daylight Savings Time on Tuesday, August 27, 1996. The meeting will be held at Compuware's corporate offices, 31440 Northwestern Highway, Farmington Hills, Michigan.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You may wish to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

     If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the July 1, 1996 record date. This will help facilitate registration at the meeting.

     Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible. This will ensure representation of your shares in the event you are unable to attend the meeting. You may, of course, revoke your proxy and vote in person at the meeting if you so desire.

                                          Sincerely,

                                          Peter Karmanos, Jr.

                                          Peter Karmanos, Jr.
                                          Chairman & Chief Executive Officer

                             COMPUWARE CORPORATION
                           31440 NORTHWESTERN HIGHWAY
                     FARMINGTON HILLS, MICHIGAN 48334-2564

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 27, 1996

To the Shareholders:

     Please take notice that the Annual Meeting of Shareholders of Compuware Corporation (the "Company") will be held at the Company's corporate offices at 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564 on Tuesday, August 27, 1996 at 3:00 p.m., Eastern Daylight Savings Time, to consider and act upon the following matters:

     (1) The election of seven directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     (2) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on July 1, 1996 will be entitled to vote at the meeting.

     Your attention is called to the attached Proxy Statement and the accompanying proxy card. You are requested to sign and return the proxy card in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote your shares.

     A copy of the Annual Report of the Company for the fiscal year ended March 31, 1996 accompanies this notice.

                                          By Order of the Board of Directors,

                                          Thomas Costello, Jr.
                                          Thomas Costello, Jr., Secretary

Farmington Hills, Michigan
July 22, 1996

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                             COMPUWARE CORPORATION

                                  INTRODUCTION

     This Proxy Statement, the 1996 Annual Report to Shareholders and the accompanying proxy card are first being mailed on or about July 22, 1996, to shareholders of record on July 1, 1996 of Compuware Corporation ("Compuware" or the "Company") in connection with the solicitation by the Company's Board of Directors of proxies from holders of Compuware Common Stock, $.01 par value per share ("Common Stock"), for use at the 1996 Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Daylight Savings Time, on August 27, 1996, at Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564, and at any adjournment or adjournments thereof.

     We urge you to sign, date and mail your proxy card promptly to make certain that your shares will be voted at the meeting.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted by filing with the Secretary of Compuware a written notice of revocation bearing a date later than the proxy, by duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Compuware, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself operate to revoke a proxy. Any written notice of revocation should be sent to: Secretary, Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564.

     The principal executive offices of Compuware are located at 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564, and the telephone number is (810) 737-7300. All references herein to fiscal 1996 mean the twelve months ended March 31, 1996.

                              GENERAL INFORMATION

     The expense of soliciting proxies, including the cost of preparing, printing and mailing the Notice of the 1996 Annual Meeting of Shareholders, the Proxy Statement, the Annual Report and the accompanying proxy card, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, by directors, officers and regular employees of the Company, without special compensation therefor. The Company has also retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586 to assist in the solicitation of proxies, for an approximate cost of $4,000, plus reasonable expenses. Brokers and other persons holding stock in their names, or in the names of nominees, will be requested to forward proxy material to the beneficial owners of the stock and to obtain proxies, and the Company will defray reasonable expenses incurred in forwarding such material.

     Holders of shares of Common Stock of record at the close of business on July 1, 1996 are entitled to notice of, and to vote at the 1996 Annual Meeting of Shareholders. There were outstanding on July 1, 1996, 42,392,726 shares of Common Stock, the only class of stock outstanding. Each share is entitled to one vote.

     All proxies signed and returned to the Company will be voted, if not otherwise specified thereon, for approval of the directors described herein.

     Management of the Company knows of no other matters to come before the 1996 Annual Meeting. If any other matters requiring a shareholder vote properly come before the meeting, the persons appointed proxy on the enclosed proxy card will vote with respect to such matters in accordance with his best judgment.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. The Board of Directors held five meetings this past year. All of the directors attended at least 75% of the meetings of the Board of Directors and the Committees to which they belong.

     AUDIT COMMITTEE

     The Audit Committee consists of two directors, Mr. Goldsmith and Mr. Grabe, neither of whom has ever been an employee of the Company. The Audit Committee met twice during this past year. The Audit Committee has the responsibility to review with the Company's independent auditors the Company's financial statements and the scope and findings of the auditor's examinations and to review the internal accounting controls and practices of the Company.

     COMPENSATION COMMITTEE

     The Compensation Committee, consisting of two independent directors, Mr. Goldsmith and Mr. Romney, and of one employee director, Mr. Karmanos, administers the Company's executive compensation and stock option programs. The Compensation Committee met one time during the year and held discussions in lieu of additional meetings. Mr. Karmanos abstains from matters involving his compensation and position. The Committee makes recommendations to the Board of Directors on organization, succession and compensation, including stock option programs and benefit plans, individual salary rates, supplemental compensation and management special awards, the election of officers, consultantships and similar matters where Board approval is required.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows as of July 1, 1996 the beneficial ownership of Compuware Common Stock by each current director and nominee, by each executive officer, and by all directors and executive officers as a group.

                                                                        BENEFICIAL        PERCENT
                                NAME                                   OWNERSHIP(1)       OF CLASS
- - - --------------------------------------------------------------------   ------------       --------
Ralph A. Caponigro..................................................        96,043(2)          *%
Karl E. Christen....................................................        89,817(3)          *
Thomas Costello, Jr.................................................        16,434(4)          *
Stephen H. Fagan....................................................       235,312(5)          *
Henry A. Jallos.....................................................        83,988(6)          *
Peter Karmanos, Jr..................................................     7,509,519(7)       17.2
Denise A. Knobblock.................................................         6,174(8)          *
Joseph A. Nathan....................................................       285,066(9)          *
W. James Prowse.....................................................       587,115(10)       1.4
John N. Shevillo....................................................       116,624(11)         *
Thomas Thewes.......................................................     2,190,875(12)       5.2
Bernard M. Goldsmith................................................        25,000(13)         *
William O. Grabe....................................................       386,858(14)         *
G. Scott Romney.....................................................           350(15)         *
By all executive officers and directors as a group (15 persons).....     8,179,261          18.5

- - - ------------------------
  *  Less than one percent.

 (1) Except as otherwise noted, each beneficial owner identified in this table has sole investment power with respect to the shares shown in the table to be owned by the person or entity.

 (2) Includes (i) 3,093 shares held for Mr. Caponigro through the Company's ESOP; and (ii) 92,950 option shares which are fully vested.

 (3) Includes (i) 3,867 shares held for Mr. Christen through the Company's ESOP; and (ii) 85,950 option shares which are fully vested.

 (4) Includes (i) 8,924 shares held for Mr. Costello through the Company's ESOP;
     (ii) 100 shares held by Mr. Costello's children; and (iii) 7,410 option shares which are fully vested.

 (5) Includes 235,312 option shares which are fully vested.

 (6) Includes (i) 4,038 shares held for Mr. Jallos through the Company's ESOP; and (ii) 79,950 option shares which are fully vested.

 (7) Includes (i) 2,148,075 shares held by Mr. Karmanos's trust; (ii) 4,668,159 shares Mr. Karmanos is entitled to vote pursuant to shareholder agreements with certain shareholders; (iii) 47,085 shares held for Mr. Karmanos through the Company's ESOP; and (iv) 646,200 option shares which are fully vested. The shareholder group referenced in (ii) above includes shares beneficially owned by (a) Thomas Thewes, Michael J. Lobsinger, W. James Prowse, Joseph A. Nathan, Allen B. Cutting Trust, Joan L. Cutting Trust, Long Family Trust, Long Family Charitable Remainder Unitrust, William D. and Kay K. Long Charitable Remainder Unitrust, Harris Trust and Harris Family Charitable Remainder Unitrust (under a shareholder agreement, dated November 5, 1992, as amended) and (b) General Atlantic Partners II, L.P., General Atlantic Partners, LLC, and GAP-Amsterdam Partners, L.P. (under a shareholder agreement, dated October 22, 1992).

 (8) Includes (i) 56 shares owned directly by Ms. Knobblock; (ii) 3,230 shares held for Ms. Knobblock through the Company's ESOP; and (iii) 2,888 option shares which are fully vested.

 (9) Includes (i) 1,000 shares owned directly by Mr. Nathan; (ii) 22,766 shares held for Mr. Nathan through the Company's ESOP; and (iii) 261,300 option shares which are fully vested.

(10) Includes (i) 237,000 shares held by Mr. Prowse's trust; (ii) 33,915 shares held for Mr. Prowse through the Company's ESOP; and (iii) 316,200 option shares which are fully vested.

(11) Includes (i) 9,624 shares held for Mr. Shevillo through the Company's ESOP; and (ii) 107,000 option shares which are fully vested.

(12) Includes (i) 1,883,440 shares held by Mr. Thewes's trusts; (ii) 277,900 shares held by Mr. Thewes's children; and (iii) 29,535 shares held for Mr. Thewes through the Company's ESOP.

(13) Includes (i) 10,000 shares owned directly by Mr. Goldsmith; (ii) 11,250 option shares which are fully vested; and (iii) 3,750 option shares vesting within sixty days.

(14) All shares held by entities affiliated with General Atlantic Partners, as to which Mr. Grabe disclaims beneficial ownership.

(15) Includes (i) 100 shares owned directly by Mr. Romney; and (ii) 250 shares owned by Mr. Romney's wife.

                             ELECTION OF DIRECTORS

NOMINEES

     Seven directors, constituting the entire Board of Directors, are proposed to be elected to hold office until the 1997 Annual Meeting and until their successors are elected and qualified.

     All nominees for election have indicated their willingness to serve, but if any of them should decline or be unable to serve as a director, it is intended that the enclosed proxy will be voted for the election of such person or persons as are nominated as replacements by the Board of Directors in accordance with the Bylaws of the Company.

     A brief summary of each nominee's principal occupation and other information follows:

     PETER KARMANOS, JR.

     Mr. Karmanos, age 53, a founder of the Company, has served as a director of the Company since its inception, as Chairman of the Board since November 1978, and as Chief Executive Officer since July 1987. From January 1992 until October 1994, Mr. Karmanos served as President of the Company.

     THOMAS THEWES

     Mr. Thewes, age 64, a founder of the Company, has served as a director of the Company since its inception, and has served as Vice Chairman of the Board since March 1988. Mr. Thewes served as Treasurer from May 1988 until May 1995. Mr. Thewes served as Senior Vice President from March 1988 until March 1995 and as Secretary from April 1973 until May 1995.

     W. JAMES PROWSE

     Mr. Prowse, age 53, has served as a director of the Company since December 1986 and as Senior Vice President since January 1992. From September 1987 until December 1991, Mr. Prowse served as President of the Company.

     JOSEPH A. NATHAN

     Mr. Nathan, age 43, has served as a director of the Company since September 1990 and as President and Chief Operating Officer since October 1994. From December 1990 to October 1994, Mr. Nathan served as Senior Vice President and Chief Operating Officer-Products Division.

     WILLIAM O. GRABE

     Mr. Grabe, age 58, has served as a director of the Company since April 1992. Mr. Grabe is a General Partner of General Atlantic Partners and has been affiliated with General Atlantic Partners since April 1992. From 1984 until March 1992, Mr. Grabe was a Vice President of IBM. Mr. Grabe is also a director of Centura Software, a public company, Gartner Group, a public company and several other companies in the computer software and services industry, in which General Atlantic Partners, or one of its affiliates, is an investor.

     BERNARD M. GOLDSMITH

     Mr. Goldsmith, age 52, has served as a director of the Company since July 1992. Mr. Goldsmith has been the Managing Director of The Updata Group, Inc., an investment banking firm, since 1986.

     G. SCOTT ROMNEY

     Mr. Romney, age 55, has served as a director of the Company since January 18, 1996. Mr. Romney has been a partner at Honigman Miller Schwartz and Cohn, a law firm, since 1977. The law firm serves as counsel to the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended March 31, 1996, 1995 and 1994 concerning the compensation of Compuware's Chief Executive Officer and of each of Compuware's other five most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                  ANNUAL COMPENSATION                                      --------------
- - - ---------------------------------------------------------------------------------------      SECURITIES
                                                  FISCAL                   ALL OTHER         UNDERLYING
         NAME AND PRINCIPAL POSITIONS              YEAR      SALARY     COMPENSATION(1)    OPTION AWARDS
- - - -----------------------------------------------   ------    --------    ---------------    --------------
Peter Karmanos, Jr. (2)........................     1996    $636,000             a.             20,000
  Chairman of the Board and                         1995     618,000          3,109                  0
  Chief Executive Officer                           1994     600,000         11,495                  0
Joseph A. Nathan...............................     1996     530,000             a.            100,000
  President and Chief                               1995     515,000          3,109                  0
  Operating Officer                                 1994     500,000         11,495                  0
Stephen H. Fagan (3)...........................     1996     350,000             a.             55,000
  Senior Vice President,                            1995     299,000        293,000                450
  Enterprise Systems                                1994     271,000              0                  0
W. James Prowse................................     1996     320,000             a.             25,000
  Senior Vice President,                            1995     412,000          3,109                  0
  Marketing and Communications                      1994     400,000         11,495                  0
John N. Shevillo...............................     1996     424,000             a.             40,000
  Senior Vice President,                            1995     412,000          3,109                  0
  Professional Services                             1994     400,000         11,495                  0
Henry A. Jallos................................     1996     320,000             a.             60,000
  Senior Vice President,                            1995     310,000          3,109                  0
  Worldwide Sales                                   1994     300,000          9,196                  0

- - - ------------------------
(1) The amounts shown for fiscal 1995 and 1994 include the value of the allocation of stock, valued at $3,109 and $11,495, respectively, under the provisions of the Compuware Employee Stock Ownership Plan (ESOP) a qualified contribution plan open to all Compuware employees after the completion of one year of service. Each executive officer received an allocation of 84.02 and 272.89 common shares on March 31, 1995 and 1994, respectively. The amount shown is based on the closing price of Compuware's Common Stock on The Nasdaq Stock Market, Inc. on March 31, 1995 and 1994 of $37.00 and $42.125, respectively. The fiscal 1996 allocation will be approximately 100 shares, which will be valued at the closing price of Compuware's Common Stock on The Nasdaq Stock Market, Inc. on March 29, 1996 of $23.00.

(2) In fiscal 1996, 1995 and 1994, Compuware paid premiums of approximately $185,000 in each year in connection with a split dollar life insurance arrangement maintained on the life of Mr. Karmanos. In connection with that arrangement, the insurance premiums paid with respect to term life insurance and a portion of the whole life insurance were paid by Mr. Karmanos's children or trusts for their benefit. The premiums paid by Compuware will be repaid to it upon the earliest to occur of Mr. Karmanos's death or retirement, the cancellation of the policies or the transfer of the policies to Mr. Karmanos's children or trusts for their benefit. It is currently anticipated that such premiums will be repaid to Compuware in approximately 7 years, when the policies, if still outstanding, will be transferred to Mr. Karmanos's children or trusts for their benefit. At that time, the cash surrender value of the policies is expected to be equal to the aggregate premiums to be repaid to Compuware.

(3) Mr. Fagan became an executive officer in December 1994.

 a. The fiscal 1996 allocation will be approximately 100 shares.

     OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the number of options granted, exercise price and potential realized value at assumed annual rates of stock price appreciation for the option term for grants to each of the executive officers named in the Summary Compensation Table above as of March 31, 1996:

                                INDIVIDUAL GRANTS                                     POTENTIAL REALIZED VALUE
- - - ----------------------------------------------------------------------------------    AT ASSUMED ANNUAL RATES
                                           PERCENTAGE OF                                   OF STOCK PRICE
                                           TOTAL OPTIONS                                    APPRECIATION
                                            GRANTED TO                                    FOR OPTION TERM
                                OPTIONS    EMPLOYEES IN     EXERCISE    EXPIRATION    ------------------------
NAME                            GRANTED     FISCAL 1996      PRICE         DATE         5%($)         10%($)
- - - -----------------------------   -------    -------------    --------    ----------    ----------    ----------
Peter Karmanos, Jr. .........    20,000        1.00%          22.00       10/25/05    $  276,714    $  701,247
Joseph A. Nathan.............   100,000        4.98%          22.00       10/25/05     1,383,568     3,506,233
Stephen H. Fagan.............    55,000        2.74%          22.00       10/25/05       760,962     1,928,428
W. James Prowse..............    25,000        1.25%          22.00       10/25/05       345,892       876,558
John N. Shevillo.............    40,000        1.99%          22.00       10/25/05       553,427     1,402,493
Henry A. Jallos..............    60,000        2.99%          22.00       10/25/05       830,141     2,103,740

     AGGREGATED OPTION EXERCISES AND FISCAL 1996 OPTION VALUE TABLE

     The following table sets forth information concerning the number of options exercised, value realized (market price less the exercise price) and the value of unexercised in-the-money stock options held by each of the executive officers named in the Summary Compensation Table above as of March 31, 1996:

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                      AND OPTION VALUES AT MARCH 31, 1996

                                                                     NUMBER OF            VALUE OF
                                                                    UNEXERCISED          UNEXERCISED
                                                                  OPTIONS/SARS AT       IN-THE-MONEY
                                                                     MARCH 31,         OPTIONS/SARS AT
                                                                      1996(#)         MARCH 31, 1996($)
                                         SHARES                   ---------------    -------------------
                                        ACQUIRED       VALUE       EXERCISABLE/         EXERCISABLE/
NAME                                   ON EXERCISE    REALIZED     UNEXERCISABLE      UNEXERCISABLE(1)
- - - ------------------------------------   -----------    --------    ---------------    -------------------
Peter Karmanos, Jr..................         N/A           N/A    646,200/ 20,000    $7,583,760/$ 20,000
Joseph A. Nathan....................         N/A           N/A    261,300/137,500     2,098,896/ 400,000
Stephen H. Fagan....................         N/A           N/A    235,312/100,338     2,015,430/ 415,000
W. James Prowse.....................         N/A           N/A    316,200/ 25,000     3,990,480/  25,000
John N. Shevillo....................         N/A           N/A    107,000/ 40,000     1,153,385/  40,000
Henry A. Jallos.....................         N/A           N/A     79,950/ 90,000       671,010/ 300,000

- - - ------------------------
(1) Represents the amount by which the market price of the Company's common stock exceeded the exercise price of the outstanding options on March 31, 1996. The market price is based on the closing price on The Nasdaq Stock Market, Inc. on March 29, 1996 (the last trading day in March), which was $23.00 per share.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has issued the following report on executive compensation:

     OBJECTIVES AND POLICIES

     The Compensation Committee works with senior management of the Company to develop and implement compensation policies, plans and programs designed to provide strong incentives for achievement of corporate and individual performance goals. The Compensation Committee seeks to:

     - provide rewards which are closely linked to Company and individual performance;

     - align the interests of the Company's employees with those of its shareholders through potential stock ownership; and

     - ensure that compensation and benefits are at levels which enable the Company to attract and retain the high quality employees it needs.

     Consistent with these objectives and in keeping with the long-term focus required for the Company's business, it is the policy of the Compensation Committee to make a high proportion of executive officer compensation and awards under stock ownership programs dependent on long-term performance and enhancing shareholder value.

     The Company employs a formal system for developing measures of and evaluating executive officer performance. Executive officer base salary and individual bonus awards are determined with reference to Company-wide, divisional and individual performance for the previous fiscal year, based on a wide range of quantitative and qualitative measures which permit comparisons with competitors' performance and internal targets set before the start of each fiscal year. Quantitative measures include earnings and revenue growth. In addition to Company-wide measures of performance, the Company considers subjective performance factors particular to each executive officer, such as individual managerial accomplishments and the performance of the division or divisions for which such officer had management responsibility.

     Within the total number of shares authorized by shareholders, the Compensation Committee aims to provide stock option awards broadly and deeply throughout the organization. Individual executive officer stock option awards are based on level of position, individual contribution and the Company's stock ownership objectives for executives. The Company's long-term performance ultimately determines compensation from stock options, since stock option value is entirely dependent on the long-term growth of the Company's stock price.

     CURRENT EXECUTIVE COMPENSATION

     Executive Compensation agreements expired on December 31, 1995. Upon expiration of the revised agreements, the Company reviewed the compensation packages for each of the executive officers. Each executive officer executed an employment agreement with the Company. The agreements contain certain provisions which prohibit the executive officers from competing with the Company or soliciting the Company's employees upon the officer's termination of employment. The employment agreements also prohibit the use of the Company's confidential information upon termination of employment.

     Messrs. Karmanos, Nathan and Prowse executed employment agreements which expire on March 31, 2000. Messrs. Jallos and Shevillo executed employment agreements which expire on March 31, 1998. Under the current agreements, executive base salary was restructured and most salaries were reduced. Executive base salary for each of the executive officers for fiscal 1997 is as follows:
Mr. Karmanos, $500,000; Mr. Nathan, $400,000; Mr. Fagan, $300,000; Mr. Prowse,
$320,000; Mr. Shevillo, $300,000; and Mr. Jallos, $300,000. Further, under the current agreements incentive goals were increased by altering the bonus structure from one based on a fraction of the executive's salary to one based on a multiple of the executive's salary. The executive officers are now eligible to receive an annual bonus only if earnings per share and performance targets for the Company as a whole are achieved. No bonuses were paid to the executive officers in fiscal 1996.

     Executive officers were granted option shares in October 1995. Fifty percent of the option shares will vest under the terms of the plan on the third anniversary date of the grant; twenty-five percent of the option shares will vest under the terms of the plan on the forth and fifth anniversary dates of the grant.

                                          COMPENSATION COMMITTEE
                                          Peter Karmanos, Jr.
                                          Bernard M. Goldsmith
                                          G. Scott Romney

                               PERFORMANCE GRAPH

     The following line graph compares (i) the cumulative total shareholder return on the Company's Common Stock, with (ii) the Total Return Index for The Nasdaq Stock Market, Inc., and with (iii) the Total Return Index for Nasdaq Computer and Data Processing Services Stocks for the periods ended March 31, 1993, March 31, 1994, March 31, 1995 and March 31, 1996, using the Company's initial public offering date of December 15, 1992 as the starting date of $100 invested in Compuware Common Stock and each of the two Nasdaq indexes.

     The graph displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph does not necessarily reflect the Company's forecast of future financial performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                          PERIOD ENDING MARCH 31, 1996

      MEASUREMENT PERIOD                          NASDAQ IN-     NASDAQ STOCK
    (FISCAL YEAR COVERED)          COMPUWARE     DUSTRY INDEX    MARKET INDEX
12/15/92                                100.00          100.00          100.00
3/31/93                                 135.00          109.00          106.00
3/31/94                                 192.00          112.00          122.00
3/31/95                                 168.00          151.00          130.00
3/31/96                                 105.00          214.00          175.00

     COMPENSATION OF DIRECTORS

     Mr. Goldsmith received an annual retainer of $15,000 and a fee of $2,000 for each Board and/or Committee meeting attended. Under the Non-Employee Director Stock Option Plan, Mr. Goldsmith was granted options to purchase 15,000 shares of Common Stock, which are exercisable over a four year period at 3,750 shares per year beginning July 8, 1993. All directors, including Mr. Goldsmith, are also entitled to reimbursement for out-of-pocket expenses incurred in connection with attendance at Board of Directors and Committee meetings. No other director received an annual retainer. In accordance with the new fee arrangement approved by the Compensation Committee for non-employee directors, non-employee directors received a fee of $2,000 for each Board and/or Committee meeting attended in fiscal 1996. Also, in accordance with the new fee arrangement, new non-employee directors will receive a one-time grant of 20,000 option shares, and each non-employee director will receive an annual grant of 5,000 option shares.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended March 31, 1996, Messrs. Karmanos and Goldsmith served as members of the Company's Compensation Committee. Mr. Denning served as a member of the Committee through August 22, 1995. Mr. Karmanos has served as the Company's Chairman of the Board since November 1978, Chief Executive Officer since July 1987 and served as President from January 1992 until October 1994. Mr. Goldsmith is a director of the Company and of The Updata Group, Inc., an investment banking firm whose services have been used occasionally by the Company. Mr. Denning has never been an officer or employee of the Company or any of its subsidiaries.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended March 31, 1996 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with; except that one report of Bernard M. Goldsmith was filed late.

     RELATED TRANSACTIONS

     George Karmanos, the brother of Peter Karmanos, Jr., owns Karmanos Printing and Graphics, which provides certain printing services to the Company, including the printing of Company brochures, stationery, envelopes, business cards, invoices and other office supplies. For fiscal 1996 the Company paid $908,000 to such company for printing costs. The Company believes that such printing services were provided to the Company on terms that were no less favorable to the Company than could have been obtained from unaffiliated third parties.

     Peter Karmanos, Jr. owns 50% of the common stock of Compuware Sports Corporation ("CSC"), which operates an amateur hockey program. Thomas Thewes, a director of the Company, owns 50% of the common stock of CSC. One of CSC's teams, the Detroit Jr. Whalers, plays in the Ontario Hockey League and supplies players to the National Hockey League ("NHL"); the other team, the Compuware Junior Ambassadors, plays in the North American Junior Hockey League ("NAJHL"), which primarily supplies players to leading college hockey programs. On September 8, 1992, Compuware entered into a Promotion Agreement with CSC to promote and sponsor Compuware's business. The Promotion Agreement is renewable on an annual basis. For the year ended March 31, 1996, the Company paid an aggregate of $644,000 pursuant to this Promotion Agreement. As of December 1995, the Company has a $300,000 note receivable from CSC. The note matures in fiscal 1999 and bears interest at the rate of 5.53%.

     The Company's sponsorship of CSC provides promotional benefits to the Company primarily in Southeastern Michigan and Ontario, Canada and, to a lesser extent, in other parts of North America by increasing potential customers' awareness of the Company's software products and professional services. The CSC hockey teams prominently display the Compuware name on their promotional material. The Company believes that its support of the CSC hockey programs generates benefits including local advertising, significant local recognition for the Compuware name in the geographic markets where the team competes, name recognition with other corporate sponsors of amateur and professional hockey and name recognition for the Company more generally in markets where NHL teams are popular. The Jr. Whalers play home games before audiences which have average attendance in excess of 6,000 per game. In addition, the Jr. Whalers play away games in fourteen Midwestern and Northeastern markets, including Windsor, and Niagara Falls, Ontario where attendance averages 3,000 per game. As the Company has grown, sales representatives and management continue to find that major corporate clients and potential clients recognize Compuware as a major hockey supporter.

     Peter Karmanos, Jr. and Thomas Thewes, both directors of the Company, are the major stockholders of the Hartford Whalers Hockey Club of the National Hockey League. The Company provided approximately $1,346,000 in computer programming services to the Whalers in fiscal 1996.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals to be considered for shareholder action at the 1997 Annual Meeting if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. Any such proposals must be submitted to the Company's Secretary no later than March 27, 1997.


/X/ PLEASE MARK VOTE
    AS IN THIS EXAMPLE
                                     With- For All
                              For    hold  Except
1.) Election of Directors.    / /    / /    / /

       BERNARD M. GOLDSMITH, WILLIAM O. GRABE,
PETER KARMANOS, JR., JOSEPH A. NATHAN, W. JAMES PROWSE,
         G. SCOTT ROMNEY AND THOMAS THEWES

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominees.

RECORD DATE SHARES:





Please be sure to sign and date this Proxy.   Date _______       Mark box at right if comments or address change have    / /
                                                                 been noted on the reverse side of this card.

__________________________________________________________
    Shareholder sign here            Co-owner sign here

- - - ------------------------------------------------------------------------------------------------------------------------------------
  DETACH CARD                                                                                                          DETACH CARD

                                                       COMPUWARE CORPORATION

Dear Shareholder:

The enclosed proxy card relates to the 1996 Annual Meeting of Shareholders of Compuware Corporation.  Also enclosed is a Notice of
Meeting, a Proxy Statement and a 1996 Annual Report of Compuware Corporation.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted.  Then sign the card, detach it and return your proxy card in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on August 27, 1996.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Compuware Corporation

                            COMPUWARE CORPORATION

The undersigned hereby appoints as Proxies, Thomas Costello, Jr. or W. James Prowse, with Power of Substitution, to vote the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Compuware Corporation, to be held on August 27, 1996 and at any adjournment(s) thereof.

The Proxy will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxy will vote your shares FOR ALL proposals.

Comments/Address Change:

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